As filed with the U.S. Securities and Exchange Commission on October 23, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marex Group plc

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

England and Wales	6200	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

155 Bishopsgate

London EC2M 3TQ

United Kingdom

+44 2076 556000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Marex Capital Markets Inc.

140 East 45th Street, 10th Floor

New York, New York 10017

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe Ian D. Schuman Jennifer M. Gascoyne Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Thomas N. O’Neill III Dinesh D. Banani Herbert Smith Freehills LLP Exchange House Primrose Street London EC2A 2EG United Kingdom +44 (0)20 7374 8000	Christian O. Nagler Zoey Hitzert Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-282754)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of ordinary shares, nominal value of $0.001551 per share (the “Shares”), of Marex Group plc (the “Registrant”) contemplated by the Registration Statement on Form- F-1 (File No. 333-282754), initially filed with the Commission by the Registrant on October 21, 2024 (as amended, the “Initial Registration Statement”), and is being filed for the sole purpose of registering an additional 1,693,182 Shares, including 220,849 Shares that the underwriters have the option to purchase. The additional Shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Table filed as exhibit 107 to the Initial Registration Statement. The contents of the Initial Registration Statement, which was declared effective by the Commission on October 23, 2024, including the exhibits thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

5.1	Opinion of Herbert Smith Freehills LLP, counsel to the Registrant, as to the validity of the ordinary shares (including consent)	F-1	333-282754	5.1	October 21, 2024

23.1	Consent of Deloitte LLP, an independent registered public accounting firm

23.2	Consent of Herbert Smith Freehills LLP (included in Exhibit 5.1)	F-1	333-282754	23.2	October 21, 2024

24.1	Power of Attorney (incorporated by reference to the signature page of the Initial Registration Statement)	F-1	333-282754	24.1	October 21, 2024

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, the United Kingdom on October 23, 2024.

Marex Group plc

By:	/s/ Ian Lowitt
Name:	Ian Lowitt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on October 23, 2024 in the capacities indicated:

Name	Title

/s/ Ian Lowitt	Chief Executive Officer and Director (principal executive officer)
Ian Lowitt

/s/ Robert Irvin	Chief Financial Officer and Director (principal financial officer and principal accounting officer)
Robert Irvin

*	Chair of the Board of Directors
Robert Pickering

*	Director
Madelyn Antoncic

*	Director
Konstantin Graf von Schweinitz

*	Director
Sarah Ing

*	Director
Linda Myers

*	Director
Roger Nagioff

*	Director
John W. Pietrowicz

*	Director
Henry Richards

*By:	/s/ Robert Irvin
Robert Irvin
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Marex Group plc has signed this registration statement on October 23, 2024.

Marex Capital Markets, Inc.

By:	/s/ Michael Conti
Name:	Michael Conti
Title:	Head of Legal - North America